EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-181022 and 333-191724 on Form S-8 and Registration Statement Nos. 333-200774 and 333-200107 on Form S-3 of Blue Earth, Inc. of our reports dated March 16, 2015, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Blue Earth, Inc. for the year ended December 31, 2014.

/s/ HJ & Associates, LLC

HJ & Associates, LLC

Salt Lake City, Utah

March 16, 2015